                                                                    EXHIBIT 10.8


                           STOCK RESTRICTION AGREEMENT
                           ---------------------------


     STOCK RESTRICTION AGREEMENT by and between SERVICESOFT TECHNOLOGIES, INC. (the "Company") and Chris Butler (the "Executive"), dated as of October 25, 1999.

     WHEREAS, simultaneous with the execution of this Agreement, the Executive is purchasing 833,502 shares of the Company's Common Stock (the "Shares"); and

     WHEREAS, the parties hereto believe that it is in the best interests of the Company and the Executive to provide for certain rights and obligations of the Company and the Executive with respect to the Shares under certain circumstances.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

     Section 1. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following respective meanings:

          (a) "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          (b) "CAUSE" shall mean the determination by a majority of the Board of Directors of the Company that any one or more of the following events has occurred: (A) dishonesty, breach of fiduciary duty or breach of the terms of this Agreement or any other agreements executed by the Executive (including, without limitation, the Executive's Confidentiality and Non-Competition Agreement with the Company); (B) commission by the Executive of any act of embezzlement, fraud, larceny or theft on or from the Company; (C) substantial and continuing neglect or inattention by the Executive of duties of his employment which shall continue for 30 business days following written notification by the Board of Directors; (D) willful misconduct or gross negligence of the Executive in connection with the performance of such duties; (E) commission by the Executive of any acts of moral turpitude; or (F) the conviction of the Executive of a felony. A determination by the Board of Directors, after notice to the Executive and providing the Executive an opportunity to be heard, that the Executive has committed an act of the sort mentioned in (A) through (F) above shall be conclusive, whether or not there are proceedings by public authorities with respect thereto and without regard to the outcome thereof.

          (c) "COMMON STOCK" shall mean the Company's Common Stock, par value $0.01 per share.

          (d) "DISABILITY" shall mean the inability to perform the functions ascribed to an Executive of the Company.

          (e) "EXECUTIVE" shall mean Chris Butler.

          (f) "QUALIFIED PUBLIC OFFERING" shall mean the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act, other than on Forms S-4, S-8, S-14 or S-15 or their then equivalents or any successor form thereto, covering the offer and sale by the Company of its Common Stock, with net proceeds to the Company equal to or in excess of $15,000,000.

          (g) "NON-VESTED SHARES" shall mean all the Shares that are not Vested Shares.

          (h) "PERMITTED TRANSFEREES" shall mean the Executive's spouse, parents, brothers, sisters, children (natural or adopted), stepchildren or grandchildren, a trust for their benefit or a partnership, limited partnership, corporation or other entity of which all of the direct or indirect beneficial owners are the Executive and/or any of the foregoing.

          (i) "SALE EVENT" shall mean the occurrence of any of the following events: (i) the Company is the subject of a merger or consolidation in which the holders of voting securities of the Company immediately prior to the closing of such merger or consolidation own less than fifty percent (50%) of the voting securities of the combined entity following such merger or consolidation; (ii) there is a sale or transfer of all of the voting securities of the Company to a person or entity that was previously not a shareholder of the Company; or (iii) there is a sale of substantially all of the Company's assets.

          (j) "SHARES" shall mean the 833,502 shares of Common Stock owned by the Executive on the date hereof.


          (k) "TERMINATION EVENT" shall mean the termination of Executive's employment with the Company, whether by reason of death, Disability, retirement, discharge or any other reason, voluntary or involuntary.

          (l) "VESTED SHARES" shall mean 208,375.50 outstanding shares of the Shares owned by the Executive on August 9, 2000, PLUS an additional 52,093.875 of the Shares on the ninth day of each third month thereafter, commencing with November 9, 2000 and continuing through August 9, 2003, so long as the Executive remains in the employ of the Company on each such date; PROVIDED, HOWEVER, that if on any one occasion there shall occur a Sale Event, then (i) 416,751 of the Non-Vested Shares (or such lesser number of Non-Vested Shares held by the Executive immediately prior to the closing of such Sale Event) shall vest and become fully exercisable upon such closing and (ii) any remaining Non-Vested Shares shall continue to vest in accordance with the foregoing schedule; PROVIDED FURTHER, that in the event that the Executive, within one year after a Sale Event, is terminated without Cause or voluntarily terminates his employment following a demotion or a material reduction in his responsibilities or reporting position, then all of the Non-Vested Shares shall vest immediately.

     Section 2. PURCHASE AND SALE OF SHARES.

            2.1 PURCHASE AND SALE. Simultaneous with the execution of this Agreement, the Company hereby sells to the Executive and the Executive hereby purchases 833,502 Shares at a purchase price of $1.00 per Share, payable in cash or a promissory note reasonably acceptable to the Board of Directors.

     Section 3. REPURCHASE RIGHT.

            3.1 REPURCHASE RIGHT. In the event of a Termination Event, the Company shall have the right and obligation (the "Repurchase Right") to repurchase all of the Non-Vested Shares at a per share repurchase price equal to the aggregate of (i) $1.00 plus (ii) the documented, per share amount of any taxes paid by the Executive with respect to such Non-Vested Shares on account of
Section 83 of the Internal Revenue Code of 1986, as amended, minus (iii) the amount of any tax reduction realized by the Executive during the tax year in which the repurchase occurs as a result of the application of the capital loss attributable to the repurchase to offset other capital gains. The Company shall exercise its Repurchase Right pursuant to the provision of Section 3.2 below.

            3.2 EXERCISE OF REPURCHASE RIGHT AND CLOSING. The Company shall exercise the Repurchase Right by delivering or mailing to the Executive, in accordance with Section 6.7, written notice within 45 days after the Termination Event. The closing of any such repurchase of Non-Vested Shares shall be held at the principal office of the Company, or at such other location as the parties to such repurchase may mutually determine. At any such closing, the Company shall pay to the Executive and/or any holder of the Non-Vested Shares the aggregate repurchase price for the Non-Vested Shares to be purchased by certified or bank check or by set off against any amounts owned under any promissory notes delivered by the Executive in payment for the Shares pursuant to Section 2.1 hereof. At such time, the Executive and/or any holder of the Non-Vested Shares shall deliver to the Company the certificate or certificates representing the Non-Vested Shares so repurchased, duly endorsed for transfer, free and clear of any lien or encumbrances.

     Section 4. RESTRICTIONS ON TRANSFER OF SHARES.

            4.1 NO TRANSFERS UNLESS AUTHORIZED AND IN COMPLIANCE WITH THIS AGREEMENT.

            (a) None of the Shares now owed or hereafter acquired by the Executive shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act), and such disposition is in accordance with the terms and conditions of this Section
4. In connection with any transfer of Shares, the Company may require an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including without limitation, the Act). The Executive agrees to give the Company prompt notice of any transfer of Shares to a Permitted Transferee. Any attempted disposition of Shares not in accordance with the terms and conditions of this Agreement shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares pursuant to any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Shares.

          (b) Prior to making any Transfer of Shares (other than to a Permitted Transferee), the Executive shall deliver written notice (the "Transfer Notice") to the Company. The Transfer Notice shall disclose in reasonable detail the identity of the prospective transferees, the number of shares to be Transferred (the "Offered Shares") and the terms and conditions of the proposed Transfer. By giving the Transfer Notice, the Executive shall be deemed to have granted the Company an option to purchase the Offered Shares. The Company may purchase all, but not less than all, of the Offered Shares upon the same terms and conditions as those set forth in the Transfer Notice by delivering written notice of such election to the Executive within 20 days after the Transfer Notice has been given to the Company (the "Election Period"). If the Company has not elected to purchase or otherwise acquire all of the Offered Shares prior to the expiration of the Election Period, the Executive may Transfer such Shares at a price and on terms no more favorable to the transferees thereof than specified in the Transfer Notice during the 30-day period immediately following the expiration of the Election Period (the "Transfer Period"). Any Offered Shares not Transferred within the Transfer Period shall be subject to the provisions of this Section
4.1 upon any subsequent Transfer. If the Company has elected to purchase any Offered Shares hereunder, the Transfer of such Offered Shares shall be consummated as soon as practical after the deliver of the election notice to the Executive, but in any event within 15 days after the expiration of the Election Period.


          4.2 TRANSFERS TO PERMITTED TRANSFEREES. Subject to the next sentence of this Section 4.2, the Executive may sell, assign, transfer or give away any or all of the Shares without receipt of consideration or for such consideration as such holder shall determine to Permitted Transferees. No transfer permitted hereby shall be effective unless the Permitted Transferee to whom the Shares are proposed to be transferred has delivered to the Company a written acknowledgment that the Shares to be received by it are subject to the provisions of this Agreement (including without limitation, the provisions of this Section 4) and that the Permitted Transferee is bound hereby and thereby.

          4.3 TRANSFERS UPON DEATH. Upon the death of the Executive, the Vested Shares held by the Executive may be transferred and distributed by will or other instrument taking effect at his death or by the laws of descent and distribution to the Executive's estate, executors, administrators and personal representatives, and then to such holder's heirs, legatees or distributees whether or not such heirs, legatees or distributees are Permitted Transferees. No transfer permitted hereby shall be effective unless the transferee to whom the Shares are proposed to be transferred pursuant to this provision has delivered to the Company a written acknowledgment that the Shares to be received by it are subject to the provisions of this Agreement (including without limitation, the provisions of this Section 4) and that such transferee is bound hereby and thereby.

          4.4 TRANSFERS AFTER QUALIFIED PUBLIC OFFERING. Upon the consummation of a Qualified Public Offering, the Executive may transfer any Vested Shares, with or without consideration to a Permitted Transferee or any other person or entity without restriction other than compliance with applicable federal and state securities laws and payment of any amounts due by cash or promissory notes issued in consideration for the purchase of such Vested Shares.

     Section 5. LEGEND. Any certificate representing the Shares shall carry the following legends:

               "The transferability of this Certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture, repurchase and restrictions against transfers contained in the Executive's Stock Restriction Agreement dated October 25, 1999 between the Company and Chris Butler (copies of which are available at the offices of the Company for examination)."

     and

               "The shares represented by this Stock Certificate have not been registered under the Securities Act of 1933 or the securities laws of any State. The shares may not be sold or transferred in the absence of such registration or an exemption from registration."

     Section 6. MISCELLANEOUS PROVISIONS.

               6.1 INVESTMENT REPRESENTATION. The Executive represents that his purchase hereunder is for investment and not for resale or with a view to the distribution thereof. The Executive acknowledges that the Executive has been informed by the Company that in the absence of an effective registration statement under the Act and under any applicable state securities or "blue sky" laws (or exemptions from the registration requirements thereof), the Shares may not be sold or otherwise transferred or disposed of. The Company is not obligated to register under the Act or under applicable state securities or "blue sky" laws, any sale, transfer or other disposition of the Shares, and, accordingly, the Shares must be held, and the Executive must bear the economic risk of such investment, for an indefinite period of time unless such sale, transfer or disposition is registered under the Act and under any applicable state securities or "blue sky" laws or is exempt from the registration requirements thereof.

               6.2 EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

               6.3 CHANGE AND MODIFICATIONS. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Executive.

               6.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

               6.5 HEADINGS. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

               6.6 SAVING CLAUSE. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

               6.7 NOTICES. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Executive shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Shares other than the Executive shall be addressed to the address furnished by such holder to the Company.

               6.8 BENEFIT AND BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written.



                                   SERVICESOFT TECHNOLOGIES, INC.



                                   By:  /s/ Mark Skapinker
                                        -------------------------------
                                        Mark Skapinker
                                        Chairman of the Board


                                   EXECUTIVE:



                                   By:  /s/ Chris Butler
                                        -------------------------------
                                        Chris Butler
                                        83 Rice Road
                                        Wayland, MA  01778

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION.



                                 PROMISSORY NOTE
                                 ---------------


                                                           Natick, Massachusetts
                                                                October 25, 1999


US$832,502

     FOR VALUE RECEIVED, the undersigned ("Debtor") hereby promises to pay to Servicesoft Technologies, Inc., a Delaware corporation, or its successor ("Payee"), at such place or places as may be specified by Payee or any holder hereof, in legal tender of the United States of America, the principal amount of $832,502.00 (the "Principal"), with interest at the fixed rate of 7.00% per annum, compounded annually, on the unpaid balance. Interest shall be payable on each anniversary of the date hereof commencing on October 25, 2000. The Principal, with accrued interest thereon, shall become due and payable in whole or in part upon any sale by the Debtor of shares of Common Stock, $.01 par value, of the Payee ("Common Stock") pursuant to the terms set forth below. In any event, any Principal then unpaid shall be due and payable, with accrued interest thereon, on the tenth anniversary of the date hereof (the "Repayment Date"). The Debtor shall pay to Payee, within ten (10) days after receipt thereof, the net after-tax proceeds from any sales by the Debtor of shares of the Common Stock of the Payee held or being acquired on the date hereof, or any successor securities, in reduction of the Principal until such time as the Principal has been paid in full, and in connection with each such payment shall pay accrued but unpaid interest on the amount so paid. For purposes hereof, net after-tax proceeds refers to the amount received upon any sale of such shares, less brokerage commissions or underwriting discounts, other expenses of every kind, including documentary, excise and other taxes, if any, directly relating to the sale and an amount equal to the federal, state and local taxes on any gain from such sale (as determined by multiplying the amount of such gain by the combined maximum federal, state and local tax rate applicable to the sale of such shares by the Debtor, taking into account the holding period for such shares and any federal income tax deduction for state and local income taxes).

     This Note is subject to the terms of and the payment hereof is secured by a certain Pledge Agreement dated as of the date hereof by and between Debtor and Payee (the "Pledge Agreement").

     In case an Event of Default, as defined in the Pledge Agreement, shall occur, the aggregate unpaid balance of Principal and accrued interest thereon may be declared to be due and payable in the manner and with the effect provided in the Pledge Agreement. The Payee shall have (i) full recourse against the Collateral under the Pledge Agreement in connection with the repayment of the Principal and accrued interest thereon, and (ii) recourse up to the Recourse

Amount (as hereinafter defined) against any other assets of the Debtor. The Recourse Amount as of any time shall mean (i) 30% of the Principal amount hereof reduced by 30% of each payment of Principal made by or on behalf of the Debtor from any source and (ii) the full amount of accrued interest under this Note (it being understood that the Debtor shall be personally obligated for the payments of interest hereunder). Unless otherwise directed by the Debtor, all sums paid by the Debtor or otherwise received by Payee on account of sums owing hereunder shall be deemed to reduce the Recourse Amount on a proportionate basis.

     Debtor may not prepay any of the principal balance hereof or accrued interest thereon.

     Debtor expressly waives presentment for payment, protest and demand, notice of protest, demand and dishonor and expressly agrees that this Note may be extended from time to time without in any way affecting the liability of Debtor. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

     This Note may from time to time be extended by Payee, with or without notice to Debtor, and any related right may be waived, exchanged, surrendered or otherwise dealt with, all without affecting the liability of Debtor, in each case in the sole discretion of Payee.

     This Note may not be changed, modified or terminated orally, but only by an agreement in writing and signed by the Debtor and Payee. This Note shall be governed by and construed in accordance with the laws The Commonwealth of Massachusetts, and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns.



                                              DEBTOR:


                                              /s/ Chris Butler
                                              -------------------------
                                              Chris Butler

                                PLEDGE AGREEMENT
                                ----------------

     In consideration of Servicesoft Technologies, Inc., a Delaware corporation (together with any successor thereto, the "Company"), having made a loan to Chris Butler ("Borrower"), under the Promissory Note of even date herewith, and any renewals or extensions thereof made in the sole discretion of the Company (the "Note"), Borrower agrees as follows:

    Section 1. PLEDGE. Borrower hereby pledges, assigns and transfers to the Company, and grants to the Company a security interest in, the following property ("Collateral"), to be held by the Company:

          (a) The shares of Common Stock, par value $0.01 per share, of the Company (each, together with any successor securities, a "Share") obtained pursuant to a certain Restricted Stock Agreement dated as of the date hereof between Borrower and the Company (the "Restricted Stock Agreement") and held by Borrower or any Permitted Transferee (as that term is defined in the Restricted Stock Agreement), and any securities owned in respect thereof or in exchange therefor.

          (b) All other securities, instruments and other property issued or accepted in substitution for or in addition to any of the foregoing.

          (c)  All proceeds of any and all of the Collateral.

    Section 2. OBLIGATIONS. This Agreement and the security interest granted hereby secure the payment of all obligations of Borrower to the Company under the Note ("Obligations"), and the Obligations of Borrower under this Agreement, and any and all renewals or extensions thereof. So long as any of the Obligations are outstanding, unless and until Borrower shall be in default hereunder or there shall be any default of any of the Obligations, Borrower shall retain all rights to dividends and distributions and voting rights, if any, with respect to the Collateral. In the event the Obligations shall be in default or in the event that Borrower shall be in default under the terms hereof, the Company may, in its discretion, vote and exercise all of the powers of an owner with respect to any of the relevant Collateral. Without limiting the generality of the other remedies provided herein and in addition thereto, in the event any of the Obligations shall be in default or upon any default by Borrower hereunder, the Company after the occurrence of an Event of Default (as defined in Section 7 hereof) may take all steps necessary to cause the Collateral to be transferred into the name of the Company, including but not limited to taking steps necessary to comply with restrictions on sale or transfer of the shares constituting such Collateral, and in connection therewith Borrower appoints the Company such Borrower's attorney-in-fact to execute and deliver such offers, tender offers, certificates, documents or instruments of every nature or description required for the purpose of the transfer of such shares into the name of the Company, or any other person.

     If Borrower receives any cash distribution or dividend in respect of any Collateral, Borrower may retain such cash distribution or dividend as his own property unless prior to such receipt an Event of Default has occurred, in which event Borrower shall accept same in trust for the Company, and shall upon request deliver same immediately to the Company in the form received, with Borrower's endorsement and/or assignment when necessary, to be held by the Company as Collateral.

     If Borrower receives any stock certificate or option or deferred compensation right, whether as an addition to, in substitution of, or in exchange for, any Collateral, or otherwise, Borrower shall accept same in trust for the Company, and shall upon request deliver same immediately to the Company in the form received, with Borrower's endorsement and/or assignment when necessary, to be held by the Company as Collateral.

     Borrower is herewith delivering to the Company all certificates or instruments representing or evidencing Collateral in suitable form for transfer or delivery, or accompanied by duly executed instruments of transfer or assignment to be held subject to the preceding paragraph.

     Section 3. RELEASE OF COLLATERAL. Upon the written request of
          Borrower, the Company shall promptly release Collateral to Borrower or to any designee of Borrower at any time and from time to time; PROVIDED, HOWEVER, that the Company shall retain an amount of Collateral with an Agreed Value (as defined below) at least equal to the amount of the Obligations then outstanding.

          (a) The "Agreed Value" of any Collateral consisting of Shares shall be the original cost of such Shares as set forth in the Restricted Stock Agreement ($1.00 per Share), equitably adjusted for stock splits, stock dividends and like transactions. The Agreed Value of any Collateral not consisting of Shares shall be determined reasonably and in good faith by the mutual agreement of Borrower and the Company.

          (b) Borrower acknowledges that transfer of the Shares is subject to certain restrictions under the Restricted Stock Agreement. The obligation of the Company to release certificates representing Shares to Borrower or his designee hereunder shall in any event be subject to the requirements of the Restricted Stock Agreement. Subject to such requirements and the terms hereof, the Company shall release from this pledge Vested Shares or Restricted Shares (as those terms are defined in the Restricted Stock Agreement) as designated by Borrower, provided that such Shares shall remain subject to the Restricted Stock Agreement to the extent applicable.

     Section 4. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Company as follows:

          (a) Borrower is, and (as to any substitute or additional Collateral) shall be, the sole owner of the Collateral pledged by Borrower, free and clear of any lien, security interest, option or other charge or encumbrance, except for (i) the security interest created by this Agreement, (ii) certain restrictions under the Restricted Stock Agreement and (iii) restrictions imposed by applicable laws, and, subject to the same exceptions, Borrower has and shall have the right to transfer such Collateral and to grant a security interest therein to the Company as provided in this Agreement.

          (b) No effective financing statement or similar notice covering any Collateral pledged by Borrower is or shall be on file in any recording office, and no other pledge or assignment thereof has been made, or shall have been made, other than in favor of the Company, except as the Company may approve.

     Section 5. FURTHER ACTION BY BORROWER. Borrower shall, at the expense of Borrower, promptly execute and deliver all further notices, instruments and documents, including, without limitation, financing statements, and take all such further action as may be reasonably necessary or reasonably advisable or as the Company at any time may reasonably request, in order to perfect, preserve and protect the security interest granted or purported to be granted hereby or to enable the Company to exercise and enforce such rights, powers and remedies with respect to Collateral.

     Section 6. PRESERVATION OF COLLATERAL.

          (a) The Company shall give to the Collateral the same degree of care and protection which it gives to its own property, PROVIDED, HOWEVER, that the Company shall have no liability to Borrower for any losses, costs, expenses or damages due to any acts or omissions of third parties, or due to any acts of God or other causes beyond its control. The Company shall have no duty to preserve any rights with respect to any Collateral, including, without limitation, rights against prior parties, or to take, or to notify Borrower of the need to take, any action respecting any rights, privileges or options relating to any Collateral. To replace any certificates, however, Borrower shall not be required to supply any bond or other indemnity.

          (b) Borrower shall furnish to the Company, promptly upon receipt thereof, copies of all material notices, requests and other documents received by Borrower relating to Collateral unless the same were sent by the Company.

          (c) Borrower shall not (i) sell, assign, transfer or otherwise dispose of any Collateral, or create or suffer to exist any lien, security interest, assignment by operation of law or other charge or encumbrance on, or with respect to, any Collateral, except for the security interest created by this Agreement and the rights, remedies and restrictions imposed by the Restricted Stock Agreement; or (ii) attempt any action prohibited by paragraph (c)(i) of this SECTION
               6. Notwithstanding the foregoing, Borrower may transfer Shares to Permitted Transferees pursuant to the Restricted Stock Agreement or following the vesting of such Shares provided such transfer is in accordance with the Restricted Stock Agreement; PROVIDED, HOWEVER, that the Shares so transferred shall remain subject to the security interest created by this Agreement and any such Permitted Transferee(s) shall, as a condition to any transfer, agree to be subject to the provisions of this Agreement.

     Section 7. DEFAULTS. A default (an "Event of Default") shall be deemed to have occurred hereunder if (a) Borrower fails in any material respect to perform any material obligation hereunder, if any material representation or warranty hereunder was untrue in any material respect when made, or if any default or Event of Default by Borrower occurs under the Note or any agreement evidencing, or constituting or granting security for, the Obligations, provided the Company is current in its obligation to pay certain bonuses on each day interest is due on the Note, and (b) the Company gives to Borrower written notice thereof and such default shall not have been cured within fourteen (14) days or such additional time as may be required to effect such cure if diligently pursued.

     Section 8. REMEDIES. Upon and after the occurrence of any Event of Default which is then continuing or which has not been cured within the time period given for such cure:

          (a) The Company may exercise its rights with respect to the Collateral, without regard to the existence of any other security or source of payment for Obligations, including without limitation the rights set forth in SECTION 2, and may demand, sue for collection or make any other compromise or settlement with respect to other rights and remedies provided for herein or otherwise available to it, and the Company shall have all of the rights and remedies of a secured party in Massachusetts under the Uniform Commercial Code.

          (b) Except as specifically reserved herein, Borrower waives all suretyship defenses at law and in equity, including waste and impairment of Collateral, and further waives the requirement of any demand and presentment. Twenty-one (21) days' prior notice to Borrower at the address provided below or at such other address as Borrower shall provide to the Company in writing for such purpose, of the time and place of any public sale of Collateral, or of the time after which any private sale or any other intended disposition is to be made, shall constitute reasonable notification.

          (c) The Company is authorized at any such sale (including without limitation any sale to itself or any affiliate of the Company, the same being expressly authorized and contemplated herein), if the Company deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof. Sales made subject to such restriction shall not, solely by reason thereof, be deemed not to have been made in a commercially reasonable manner.

          (d) The Company is specifically authorized, with respect to any Collateral that consists of Shares, to acquire such Collateral itself or to transfer such Collateral to any affiliate of the Company at a price equal to the Agreed Value of such Shares, as defined in SECTION 3(A). Borrower expressly waives any requirement that the Company conduct a public or private sale with respect to such Shares and agrees that such a disposition is commercially reasonable.

          (e) In case of any sale of all or part of the Collateral on credit for future delivery, the Collateral so sold shall be retained by the Company until the purchase price is paid. The Company shall incur no liability in case of the failure of the purchaser to pay for the Collateral as so sold if the Collateral is recovered, or of the failure of the Company to make any sale of Collateral after giving notice thereof, and in case of any such failure, such Collateral may again be sold.

          (f) All cash proceeds received by the Company in respect of any sale, collection or other enforcement or disposition of Collateral shall be applied (after deduction of any amounts payable to the Company for reasonable expenses of the sale, collection or disposition of Collateral) against Obligations in such order as the Company shall elect. Upon payment in full of all Obligations, Borrower shall be entitled to the return of all Collateral pledged by him and all proceeds thereof, which have not been used or applied toward the payment of Obligations as herein authorized.

     Section 9. WAIVERS AND REMEDIES. Except as otherwise provided herein or by law, Borrower waives presentment, demand, notice and protest, notice of acceptance of this Agreement, and except as provided in SECTION 8(B) notice of all action by the Company in reliance hereon. No failure by the Company to exercise, no delay by the Company in exercising, and no single or partial exercise of, any right, remedy or power hereunder or under any other agreement relating to the Obligations or to Collateral shall operate as a waiver thereof, or of any other right, remedy or power at any time. No amendment, modification or waiver of any provision of this Agreement shall be effective unless contained in a writing signed by the Company. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Company and Borrower, not only hereunder, but also under any promissory note or notes of Borrower held by the Company, any other agreements of Borrower with the Company and applicable law, are cumulative and may be exercised successively, concurrently or alternatively.

     Section 10. TERM: BINDING EFFECT. This Agreement shall remain in full force and effect until payment and satisfaction in full of all Obligations, shall be binding upon Borrower and the heirs, legatees, legal representatives and assigns of Borrower, including Permitted Transferees, and shall inure to the benefit of the Company and its successors and assigns. Notwithstanding the foregoing, the Company may terminate this Agreement and release the Collateral, or may accept substitute Collateral, at any time in its sole discretion without in any way affecting the nonrecourse nature of a portion of the Obligations as provided in the Note.

     Section 11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to conflict of law principles, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. Unless otherwise defined herein, all words and terms used in this Agreement shall have the meanings provided in the Uniform Commercial Code of the state of the jurisdiction of incorporation of the Company (including its successor as issuer of the Shares). If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such provision shall be deemed to be modified to comply with applicable law or if not able to be so modified, shall be deemed to be severed from the Agreement, the remaining provisions of which to be valid and enforceable.

     Section 12. SIGNATURES. This Agreement may be executed in counterparts.

     Section 13. HEADINGS. The captions in this Agreement have been included for reference only and shall not define or limit the provisions hereof.



                                  [END OF TEXT]

     EXECUTED as of the date set forth above.


                                      BORROWER:
                                      ---------


                                      /s/ Chris Butler
                                      --------------------------------
                                      Chris Butler



                                      COMPANY:
                                      --------

                                      SERVICESOFT TECHNOLOGIES, INC.


                                      /s/ Mark Skapinker
                                      --------------------------------
                                      By: Mark Skapinker
                                      Its:  ASO

                             SCHEDULE OF COLLATERAL
                                       TO
                                PLEDGE AGREEMENT
                                ----------------


            QUANTITY                  DESCRIPTION OF SECURITY
            --------                  -----------------------

        833,502 shares          Common Stock, par value $.01 per share, of
                                Servicesoft Technologies, Inc.